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Counterpart __ of 74

Exhibit 4.16
_________________________________________________________________
ENTERGY MISSISSIPPI, INC.
(formerly Mississippi Power & Light Company)
to
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
(successor to Harris Trust Company of New York and Bank of Montreal Trust Company)

As Trustee under
Entergy Mississippi, Inc.’s
Mortgage and Deed of Trust, dated as of February 1, 1988
________________________________
THIRTY-THIRD SUPPLEMENTAL INDENTURE
Providing among other things for
First Mortgage Bonds,
4.90% Series due October 1, 2066
________________
Dated as of September 1, 2016
_____________________________
Prepared by
Wise Carter Child & Caraway, Professional Association
P.O. Box 651
Jackson, Mississippi 39205
(601) 968-5500
_________________________________________________________________

TABLE OF CONTENTS
Page

Parties	1

Recitals	1

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.	Terms From the Original Indenture, as amended. 7

Section 1.02.	Certain Defined Terms. 7

Section 1.03.	References Are to Thirty-third Supplemental Indenture. 7

Section 1.04.	Number and Gender. 7

ARTICLE II
THE THIRTY-NINTH SERIES

Section 2.01.	Bonds of the Thirty-ninth Series. 7

Section 2.02.	Optional Redemption of Bonds of the Thirty-ninth Series. 8

Section 2.03.	Transfer and Exchange. 8

Section 2.04.	Dating of Bonds and Interest Payments. 9

Section 2.05.	Additional Bonds of the Thirty-ninth Series. 9

Section 2.06.	Release of Company upon Conveyance or Other Transfer. 9

ARTICLE III
COVENANTS

Section 3.01.	Maintenance of Paying Agent. 10

Section 3.02.	Further Assurances. 10

ARTICLE IV
AMENDMENTS

Section 4.01.	Applicable Tax Law. 10

Section 4.02.	Concerning the Trustee. 11

ARTICLE V
THE COMPANY RESERVES THE RIGHT TO AMEND
CERTAIN PROVISIONS OF THE INDENTURE

Section 5.01.	Trustee Rights and Immunities. 11

ARTICLE VI
CONSENT TO AMENDMENTS

Section 6.01.	Consent to Amendments. 13

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.01.	Acceptance of Trusts. 13

Section 7.02.	Effect of Thirty-third Supplemental Indenture under Louisiana Law. 13

Section 7.03.	Record Date. 14

Section 7.04.	Titles. 14

Section 7.05.	Counterparts. 14

Section 7.06.	Governing Law. 14

Section 7.07.	Recitals. 14

Signatures	S-1

Acknowledgments	S-3

Exhibit A -Form of Bond of Thirty-ninth Series

THIRTY-THIRD SUPPLEMENTAL INDENTURE
_________________________
THIRTY-THIRD SUPPLEMENTAL INDENTURE, dated as of September 1, 2016, between ENTERGY MISSISSIPPI, INC. (formerly Mississippi Power & Light Company), a corporation of the State of Mississippi, whose post office address is P.O. Box 1640, Jackson, Mississippi 39215-1640 (tel. 601-368-5000) (the “Company”) and THE BANK OF NEW YORK MELLON (successor to Harris Trust Company of New York), a New York banking corporation of the State of New York, whose principal corporate trust office is located at 101 Barclay Street, 7E, New York, New York 10286 (tel. 212-815-2923), as Trustee under the Mortgage and Deed of Trust, dated as of February 1, 1988, executed and delivered by the Company (herein called the “Original Indenture”; the Original Indenture together with any and all indentures and instruments supplemental thereto being herein called the “Indenture”);
WHEREAS, the Original Indenture has been duly recorded or filed as required in the States of Mississippi and Arkansas; and
WHEREAS, the Company has executed and delivered to the Trustee (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its First Supplemental Indenture, dated as of February 1, 1988, its Second Supplemental Indenture, dated as of July 1, 1988, its Third Supplemental Indenture, dated as of May 1, 1989, its Fourth Supplemental Indenture, dated as of May 1, 1990, its Fifth Supplemental Indenture, dated as of November 1, 1992, its Sixth Supplemental Indenture, dated as of January 1, 1993, its Seventh Supplemental Indenture, dated as of July 15, 1993, its Eighth Supplemental Indenture, dated as of November 1, 1993, its Ninth Supplemental Indenture, dated as of July 1, 1994, its Tenth Supplemental Indenture, dated as of April 1, 1995, its Eleventh Supplemental Indenture, dated as of June 1, 1997, its Twelfth Supplemental Indenture, dated as of April 1, 1998, its Thirteenth Supplemental Indenture, dated as of May 1, 1999, its Fourteenth Supplemental Indenture, dated as of May 1, 1999, its Fifteenth Supplemental Indenture, dated as of February 1, 2000, its Sixteenth Supplemental Indenture, dated as of January 1, 2001, its Seventeenth Supplemental Indenture, dated as of October 1, 2002, its Eighteenth Supplemental Indenture, dated as of November 1, 2002, its Nineteenth Supplemental Indenture, dated as of January 1, 2003, its Twentieth Supplemental Indenture, dated as of March 1, 2003, its Twenty-first Supplemental Indenture, dated as of May 1, 2003, its Twenty-second Supplemental Indenture, dated as of March 1, 2004, its Twenty-third Supplemental Indenture, dated as of April 1, 2004, its Twenty-fourth Supplemental Indenture, dated as of September 1, 2004, its Twenty-fifth Supplemental Indenture, dated as of January 1, 2006, its Twenty-sixth Supplemental Indenture, dated as of June 1, 2009, its Twenty-seventh Supplemental Indenture, dated as of April 1, 2010, its Twenty-eighth Supplemental Indenture, dated as of April 1, 2011, its Twenty-ninth Supplemental Indenture, dated as of May 1, 2011, its Thirtieth Supplemental Indenture, dated as of December 1, 2012, its Thirty-first Supplemental Indenture, dated as of March 1, 2014, and its Thirty-second Supplemental Indenture, dated as of May 1, 2016, each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded or filed as required in the States of Mississippi and Arkansas; and
WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York. By virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York

became successor Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and
WHEREAS, effective June 30, 2000, Harris Trust Company of New York resigned as Trustee under the Indenture, and by an Instrument of Appointment of Successor Trustee the Company appointed The Bank of New York as successor Trustee, effective June 30, 2000, and The Bank of New York accepted said appointment; and
WHEREAS, effective June 30, 2000, Mark F. McLaughlin resigned as Co-Trustee under the Indenture, and by an Agreement of Resignation, Appointment and Acceptance the Company appointed Stephen J. Giurlando, as successor Co-Trustee, effective June 30, 2000, and Stephen J. Giurlando accepted said appointment; and
WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and
WHEREAS, effective June 1, 2009, Stephen J. Giurlando resigned as Co-Trustee under the Indenture; and
WHEREAS, in addition to property described in the Original Indenture, as heretofore supplemented, the Company has acquired certain other property rights and interests in property; and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
14.65% Series due February 1, 1993	$55,000,000	None
14.95% Series due February 1, 1995	20,000,000	None
8.40% Collateral Series due December 1, 1992	12,600,000	None
11.11% Series due July 15, 1994	18,000,000	None
11.14% Series due July 15, 1995	10,000,000	None
11.18% Series due July 15, 1996	26,000,000	None
11.20% Series due July 15, 1997	46,000,000	None
9.90% Series due April 1, 1994	30,000,000	None
5.95% Series due October 15, 1995	15,000,000	None
6.95% Series due July 15, 1997	50,000,000	None
8.65% Series due January 15, 2023	125,000,000	None
7.70% Series due July 15, 2023	60,000,000	None
6 5/8% Series due November 1, 2003	65,000,000	None
8.25% Series due July 1, 2004	25,000,000	None
8.80% Series due April 1, 2005	80,000,000	None
6 7/8% Series due June 1, 2002	65,000,000	None
6.45% Series due April 1, 2008	80,000,000	None
6.20% Series due May 1, 2004	75,000,000	None
Floating Rate Series due May 3, 2004	50,000,000	None
Pollution Control Series A due July 1, 2022	32,850,000	None
7 3/4% Series due February 15, 2003	120,000,000	None
6.25% due February 1, 2003	70,000,000	None
6% Series due November 1, 2032	75,000,000	None
7.25% Series due December 1, 2032	100,000,000	None
5.15% Series due February 1, 2013	100,000,000	None
4.35% Series due April 1, 2008	100,000,000	None
4.95% Series due June 1, 2018	95,000,000	None
6.25% Series due April 1, 2034	100,000,000	None
4.65% Series due May 1, 2011	80,000,000	None
4.60% Pollution Control Series B due April 1, 2022	16,030,000	None
5.92% Series due February 1, 2016	100,000,000	None
6.64% Series due July 1, 2019	150,000,000	150,000,000
6.20% Series due April 15, 2040	80,000,000	80,000,000
6.0% Series due May 1, 2051	150,000,000	150,000,000
3.25% Series due June 1, 2016	125,000,000	None
3.10% Series due July 1, 2023 3.75% Series due July 1, 2024 2.85% Series due June 1, 2028	250,000,000 100,000,000 375,000,000	250,000,000 100,000,000 375,000,000

; and
WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or implicitly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, or the Company may cure any ambiguity contained in the Indenture or any supplemental indenture, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and
WHEREAS, the Company desires to create a new series of bonds under the Indenture, to cure certain ambiguities in the Indenture, and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and
WHEREAS, all things necessary to make this Thirty-third Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;
NOW, THEREFORE, THIS THIRTY-THIRD SUPPLEMENTAL INDENTURE WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of both the principal of and interest on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms a security interest unto THE BANK OF NEW YORK MELLON, as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), in all properties of the Company real, personal and mixed, of any kind or nature (except as in the Indenture expressly excepted), now owned (including, but not limited to, that located in the following counties in the State of Mississippi: Adams, Amite, Attala, Bolivar, Calhoun, Carroll, Choctaw, Claiborne, Coahoma, Copiah, Covington, DeSoto, Franklin, Grenada, Hinds, Holmes, Humphreys, Issaquena, Jefferson, Jefferson Davis, Lawrence, Leake, Leflore, Lincoln, Madison, Montgomery, Panola, Pike, Quitman, Rankin, Scott, Sharkey, Simpson, Smith, Sunflower, Tallahatchie, Tate, Tunica, Walthall, Warren, Washington, Webster, Wilkinson, Yalobusha and Yazoo; and in Independence County, Arkansas) or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anyway limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in the Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as in the Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property described in the Indenture.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anyway appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except as in the Indenture expressly excepted) shall be and are as fully granted and conveyed by the Indenture and as fully embraced within the Lien of the Indenture as if such property, rights and franchises were now owned by the Company and were specifically described in the Indenture and granted and conveyed by the Indenture.
PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not in the Indenture specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, and any natural gas distribution system; and (7) the Company’s franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto THE BANK OF NEW YORK MELLON, and its successors and assigns forever.
IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture, without preference, priority or distinction as to the Lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions in the Indenture set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the Lien and security of all of said bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the date of the initial issuance of bonds under the Indenture, and that the Lien and security of the Indenture shall take effect from said date as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.
PROVIDED, HOWEVER, these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal and interest, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then the Indenture and the estate and rights granted under the Indenture shall cease, determine and be void, otherwise to be and remain in full force and effect.
AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and its successor or successors as Trustee in such trust in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.    Terms From the Original Indenture, as amended.
All defined terms used in this Thirty-third Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture, as heretofore amended.
Section 1.02.    Certain Defined Terms.
As used in this Thirty-third Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.
The term “Thirty-ninth Series” shall have the meaning specified in Section 2.01.
Section 1.03.    References Are to Thirty-third Supplemental Indenture.
Unless the context otherwise requires, all references herein to “Articles,” “Sections” and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Thirty-third Supplemental Indenture, and the words “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Thirty-third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.
Section 1.04.    Number and Gender.
Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.
ARTICLE II
THE THIRTY-NINTH SERIES

Section 2.01.    Bonds of the Thirty-ninth Series.
There shall be a series of bonds designated as the 4.90% Series due October 1, 2066 (herein sometimes referred to as the “Thirty-ninth Series”), each of which shall also bear the descriptive title “First Mortgage Bond” as permitted by Section 2.01 of the Original Indenture. The form of bonds of the Thirty-ninth Series shall be substantially in the form of Exhibit A hereto. Bonds of the Thirty-ninth Series shall mature on October 1, 2066, and shall be issued only as fully registered bonds in denominations of Twenty-five Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the Thirty-ninth Series shall bear interest at the rate of four and ninety one-hundredths per centum (4.90%) per annum (except as hereinafter provided), payable quarterly on January 1, April 1, July 1 and October 1 of each year, and at maturity or earlier redemption, the first interest payment to be made on January 1, 2017, for the period from the date of original issuance of the bonds of the Thirty-ninth Series to January 1, 2017, the principal of and premium, if any, and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on the bonds of the Thirty-ninth Series may, at the option of the Company, be paid by check mailed to the registered owners thereof. Overdue principal and overdue interest in respect of the bonds of the Thirty-ninth Series shall bear interest (before and after judgment) at the rate of five and ninety one-hundredths per centum (5.90%) per annum (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law). Interest on the bonds of the Thirty-ninth Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the bonds of the Thirty-ninth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month. In any case where any interest payment date, redemption date or maturity of any bond of the Thirty-ninth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.

The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the bonds of the Thirty-ninth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Section 2.02.    Optional Redemption of Bonds of the Thirty-ninth Series. The bonds of the Thirty-ninth Series shall be redeemable at the option of the Company, in whole or in part, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, at any time on or after October 1, 2021, at a redemption price equal to 100% of the principal amount of the bonds of the Thirty-ninth Series to be redeemed, plus any accrued and unpaid interest thereon to the redemption date.
Section 2.03.    Transfer and Exchange.
(a) At the option of the registered owner, any bonds of the Thirty-ninth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
(b) Bonds of the Thirty-ninth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.
(c) Upon any such exchange or transfer of bonds of the Thirty-ninth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of bonds of the Thirty-ninth Series.

Section 2.04.    Dating of Bonds and Interest Payments.
a.Each bond of the Thirty-ninth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each bond of the Thirty-ninth Series dated prior to January 1, 2017, shall bear interest from the date of original issuance; and provided, further, that if any bond of the Thirty-ninth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the Thirty-ninth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the bonds of the Thirty-ninth Series.
b.Notwithstanding the foregoing, bonds of the Thirty-ninth Series shall be dated so that the Person in whose name any bond of the Thirty-ninth Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date, except if, and to the extent that, the Company shall have defaulted in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding bonds of the Thirty-ninth Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest.
Section 2.05.    Additional Bonds of the Thirty-ninth Series. Upon the delivery of this Thirty-third Supplemental Indenture and upon compliance with the applicable provisions of the Indenture, as heretofore supplemented, there shall be an initial issue of bonds of the Thirty-ninth Series for the aggregate principal amount of $260,000,000. Additional bonds of the Thirty-ninth Series, without limitation as to amount, having substantially the same terms as the Outstanding bonds of the Thirty-ninth Series (except for the issue date, the price to public and, if applicable, the initial interest payment date) may be issued by the Company, subject to satisfaction of the requirements of the Indenture, as heretofore supplemented, without the notice to or the consent of the existing holders of the bonds of the Thirty-ninth Series.
Section 2.06.    Release of Company upon Conveyance or Other Transfer. In case the Company, as permitted by Section 15.01 of the Indenture, shall convey or transfer, subject to the Lien of the Indenture, all or substantially all of the Mortgaged and Pledged Property as an entirety to a successor, the indenture described in Section 15.02 of the Indenture may also provide for the release and discharge of the Company from all obligations under any bonds of the Thirty-ninth Series issued under the Indenture which are assumed by such successor.

ARTICLE III
COVENANTS
Section 3.01.    Maintenance of Paying Agent.
So long as any bonds of the Thirty-ninth Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, where the principal of and premium, if any, or interest on any bonds of such series shall be payable shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.
Section 3.02.    Further Assurances.
From time to time whenever reasonably requested by the Trustee or the holders of a majority in aggregate principal amount of the bonds of the Thirty-ninth Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.
ARTICLE IV
AMENDMENTS

Section 4.01.    Applicable Tax Law.
Section 9.03 of the Indenture is hereby amended to add the following paragraph:
(g)    In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time ("Applicable Tax Law") that the Company, the Trustee or the applicable paying agent is or has agreed to be subject to, the Company and the Trustee each agree to provide the other party with information in its possession about the holders of bonds or other applicable parties and/or transactions (including any modification to the terms of such transactions) that is reasonably requested by the other party so the other party can determine whether it or the applicable paying agent has tax related obligations under Applicable Tax Law. In connection with any payments on any bonds issued under this Indenture, the Company, the Trustee and the applicable paying agent shall be entitled to withhold or deduct amounts required to be withheld or deducted from such payments by Applicable Tax Law, and neither the Company nor the Trustee nor the applicable paying agent shall have any obligation to gross-up any such payments or to pay any additional amounts with respect to such withholding or deduction.

Section 4.02.    Concerning the Trustee.
Article XVI of the Indenture is hereby amended to add the following sections:
Section 16.21.    Waiver of Jury Trial.
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 16.22.    Authorized Officers and Individuals.
The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified action pursuant to this Indenture.
Section 16.23.    Electronic Instructions.
If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
ARTICLE V
THE COMPANY RESERVES THE RIGHT TO AMEND
CERTAIN PROVISIONS OF THE INDENTURE

Section 5.01.    Trustee Rights and Immunities.
The Company reserves the right, without any consent, vote or other action by holders of bonds of the Thirty-ninth Series, or of any other subsequent series, to amend Section 16.02 of the Indenture, as heretofore amended and supplemented, to add any or all of the following clauses reading substantially as follows:
The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action, unless such loss or damage results from the Trustee’s gross negligence, willful misconduct, or bad faith.
The Trustee shall not be charged with knowledge of any Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or (2) written notice of such Default shall have been given to the Trustee by the Company or any other obligor on the bonds affected by such Default or by any holder of such bonds.
The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, as well as to the Trustee’s employees, officers and directors.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE VI
CONSENT TO AMENDMENTS

Section 6.01.    Consent to Amendments.
Each initial and future holder of bonds of the Thirty-ninth Series, by its acquisition of an interest in such bonds, irrevocably (a) consents to the amendments set forth in Article V of this Thirty-third Supplemental Indenture, Article IV of the Thirty-second Supplemental Indenture, Article IV of the Thirty-first Supplemental Indenture and Article IV of the Thirtieth Supplemental Indenture, in each case without any other or further action by any holder of such bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.

ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.01.    Acceptance of Trusts.
The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Thirty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-third Supplemental Indenture.
Section 7.02.    Effect of Thirty-third Supplemental Indenture under Louisiana Law.
It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Thirty-third Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance and that, so far as the said Louisiana property is concerned, this Thirty-third Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee in trust for the benefit of itself and of all present and future holders of the bonds of the Thirty-ninth Series and any coupons thereto issued hereunder, and is irrevocably appointed special agent and representative of the holders of the bonds and coupons issued hereunder and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.
Section 7.03.    Record Date.
The holders of the bonds of the Thirty-ninth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Thirty-ninth Series entitled to consent to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
Section 7.04.    Titles.
The titles of the several Articles and Sections of this Thirty-third Supplemental Indenture and the table of contents shall not be deemed to be any part hereof.
Section 7.05.    Counterparts.
This Thirty-third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.06.    Governing Law.
The internal laws of the State of New York shall govern this Thirty-third Supplemental Indenture and the bonds of the Thirty-ninth Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.
Section 7.07.    Recitals.
The recitals set forth in the initial pages of this Thirty-third Supplemental Indenture and the exhibits attached hereto are incorporated herein by reference, and this Thirty-third Supplemental Indenture shall be construed in the light thereof.

IN WITNESS WHEREOF, ENTERGY MISSISSIPPI, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President, one of its Vice Presidents, its Treasurer, or one of its Assistant Treasurers and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK MELLON has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, Senior Associates or Associates and such signature to be attested by one of its Vice Presidents, Senior Associates or Associates for and on its behalf, all as of the day and year first above written.

ENTERGY MISSISSIPPI, INC.
By:	/s/ Stacey M. Lousteau
Stacey M. Lousteau Assistant Treasurer

Attest:

/s/ Dawn Balash

Dawn Balash Assistant Secretary

THE BANK OF NEW YORK MELLON,
as Trustee
By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title:Vice President

Attest:

/s/ Latoya S. Elvin

Name: Latoya S. Elvin Title: Vice President

STATE OF LOUISIANA    )
)    ss.:
PARISH OF ORLEANS    )
On the 12th day of September, 2016, before me appeared Stacey M. Lousteau, to me personally known, who, being by me duly sworn, did say that she is an Assistant Treasurer of ENTERGY MISSISSIPPI, INC., and that the seal affixed to the above instrument is the seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said Stacey M. Lousteau acknowledged said instrument to be the free act and deed of said entity.
On the 12th day of September, 2016, before me personally came Stacey M. Lousteau, to me known, who, being by me duly sworn, did depose and say that she resides at 1013 Pasadena Avenue, Metairie, LA 70001; that she is an Assistant Treasurer of ENTERGY MISSISSIPPI, INC., one of the entities described in and which executed the above instrument; that she knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that she signed her name thereto by like order.
/s/ Jennifer B. Favalora
Jennifer B. Favalora
Notary Public (ID# 57639)
Parish of Jefferson, State of Louisiana
My Commission is Issued for Life

STATE OF NEW JERSEY    )
)ss.:
COUNTY OF PASSAIC    )
On this 9th day of September, 2016, before me appeared Laurence J. O’Brien to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Vice President acknowledged said instrument to be the free act and deed of said corporation.
On the 9th day of September, 2016, before me personally came Latoya S. Elvin, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that she resides in Bogota, New Jersey; that she is a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.

/s/ Rick J. Fierro
Rick J. Fierro Notary Public State of New Jersey My Commission Expires Nov. 24, 2019

EXHIBIT A
[FORM OF BOND OF THIRTY-NINTH SERIES]
[(See legend at the end of this bond for
restrictions on transferability and change of form)]

FIRST MORTGAGE BOND
4.90% Series due October 1, 2066

CUSIP 29364N 108
No.	$___________

ENTERGY MISSISSIPPI, INC. (formerly Mississippi Power & Light Company), a corporation duly organized and validly existing under the laws of the State of Mississippi (hereinafter called the Company), for value received, hereby promises to pay to __________ or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of _______Dollars ($________) on October 1, 2066, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance, if the date of this bond is prior to January 1, 2017, or, if the date of this bond is on or after January 1, 2017, from the January 1, April 1, July 1 or October 1 immediately preceding the date of this bond to which interest has been paid on the bonds of this series (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of four and ninety one-hundredths per centum (4.90%) per annum in like coin or currency on January 1, April 1, July 1 and October 1 in each year, commencing January 1, 2017, and at maturity or earlier redemption, until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law) on any defaulted interest at the rate of five and ninety per centum (5.90%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month.
The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Business Day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.
This bond shall not become obligatory until The Bank of New York Mellon, the Trustee under the Mortgage, as hereinafter defined, or its respective successor or successors thereunder, shall have signed the authentication certificate endorsed hereon.
This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its First Mortgage Bonds, 4.90% Series due October 1, 2066 (herein called bonds of the Thirty-ninth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Thirty-third Supplemental Indenture dated as of September 1, 2016, called the Mortgage), dated as of February 1,

1988, duly executed by the Company to The Bank of New York Mellon, as successor Trustee. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.
The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Thirty-ninth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.
In case the Company, as permitted by the Mortgage, shall convey or transfer, subject to the lien of the Mortgage, all or substantially all of the mortgaged and pledged property as an entirety to a successor, the Company may be released and discharged from all obligations under the bonds of this series which are assumed by such successor.
The bonds are issuable as registered bonds without coupons in the denominations of $25 and integral multiples thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee shall be affected by any notice to the contrary.
This bond is redeemable at the option of the Company as provided in the Thirty-third Supplemental Indenture.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
Each initial and future holder of this bond, by its acquisition of an interest in this bond, irrevocably (a) consents to the amendments set forth in Article V of the Thirty-third Supplemental Indenture, Article IV of the Thirty-second Supplemental Indenture, Article IV of the Thirty-first Supplemental Indenture, and Article IV of the Thirtieth Supplemental Indenture, in each case without any other or further action by any holder of this bond, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, Entergy Mississippi, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.
Dated:
ENTERGY MISSISSIPPI, INC.

By:_______________________________________
Name:
Title:

Attest:

__________________________
Name:
Title:

[FORM OF TRUSTEE’S
AUTHENTICATION CERTIFICATE]

TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.
Dated:
THE BANK OF NEW YORK MELLON,
as Trustee

By: ______________________________________
Authorized Signatory

[LEGEND
Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the “Depositary”), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.
This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]